UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

LONGVIEW ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-40242	85-3650296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

767 Fifth Avenue, 44th Floor New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 812-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-fifth of one redeemable Warrant	LGV.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	LGV	The New York Stock Exchange
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LGV WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on July 15, 2021, Longview Acquisition Corp. II (“Longview” or the “Company”), entered into a business combination agreement, by and among Longview, HF Halo Merger Sub, Inc., a wholly owned subsidiary of Longview (“Merger Sub”), and HeartFlow Holding, Inc. (“HeartFlow”) (as amended, the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub would merge with and into HeartFlow (the “Merger”), with HeartFlow surviving the Merger as a wholly owned subsidiary of Longview. In addition, upon the effectiveness of the proposed amended and restated certificate of incorporation of Longview to be adopted by Longview stockholders pursuant to the Business Combination Agreement, Longview would be renamed HeartFlow Group, Inc.

Item 1.02	Termination of a Material Definitive Agreement

On February 4, 2022, Longview, HeartFlow and Merger Sub entered into a Termination of the Business Combination Agreement (the “Termination Agreement”) pursuant to which the parties mutually agreed to terminate the Business Combination Agreement, effective immediately. As per Longview’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 15, 2021, Longview requested that HeartFlow management undertake a thorough analysis of its financial projections. Following the conclusion of that process, and extensive mutual efforts to negotiate an appropriate valuation adjustment, both parties agreed to terminate the Business Combination Agreement.

As a result of the termination of the Business Combination Agreement, the Businss Combination Agreement is of no further force and effect, and certain transaction agreements entered into in connection with the Busincess Combination Agreement, including, but not limited to, the Investors’ Rights Agreement, dated as of July 15, 2021 and to be effective as of the closing of the Business Combination, by and among Longview, Longview Investors II LLC, a Delaware limited liability company, and certain holders, will either be terminated or no longer be effective, as applicable, in accordance with their respective terms.

Longview intends to continue to pursue the consummation of a business combination with an appropriate target.

The foregoing descriptions of the Business Combination Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Business Combination Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the SEC by Longview on July 21, 2021, and the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit Number	Description
10.1	Termination of the Business Combination Agreement, dated as of February 4, 2022, by and among Longview Acquisition Corp. II, HF Halo Merger Sub, Inc. and HeartFlow Holding, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The exhibits to this Current Report on Form 8-K may contain hypertext links to information on our website or other parties’ websites. The information on our website and other parties’ websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, are forward looking statements. When used herein, including any oral statements made in connection herewith, the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Longview’s expectations and projections can be found in Longview’s initial public offering prospectus, which was filed with the SEC on March 22, 2021. In addition, Longview’s periodic reports and other SEC filings are available publicly on the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2022

LONGVIEW ACQUISITION CORP. II

By:	/s/ Mark Horowitz
Name:	Mark Horowitz
Title:	Chief Financial Officer